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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44285) pertaining to the Haverty Furniture Companies, Inc. Thrift Plan of our report dated May 9, 2003, with respect to the financial statements and supplemental schedule of the Haverty Furniture Companies, Inc. Thrift Plan included in this Form 11-K for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Atlanta, Georgia
June 24, 2003